Today                12/29/00
One Month Ago        11/30/00
Three Months Ago      9/29/00
Six Months Ago        6/30/00
End of Last Year     12/31/99
One Year Ago         12/31/99
Three Years Ago      12/31/97
Five Years Ago       12/29/95
Ten Years Ago        12/31/90




AUVs

Base ...............   Today     One Month Ago Three Months Ago Six Months Ago

Money Market .......          11.03       10.98       10.88       10.73319
Bond ...............          10.79       10.57       10.39       10.112069
Balanced ...........          11.83       11.68       12.32       12.204448
Capital Growth .....          12.86       12.88       14.52       14.815478
International ......          12.38       12.01       12.75       14.14133
Growth and Income ..          10.28       10.23       10.79       10.67367
Global Discovery ...          16.82       15.60       18.67       18.347381
Large Company Growth          11.06       11.17       13.31       14.196295
Small Company Growth          13.51       12.54       17.57       18.037284

Enhanced DB
Money Market .......          11.01       10.96       10.86       10.716077
Bond ...............          10.76       10.55       10.37       10.095949
Balanced ...........          11.81       11.65       12.30       12.185004
Capital Growth .....          12.84       12.85       14.50       14.791913
International ......          12.35       11.99       12.72       14.118811
Growth and Income ..          10.26       10.21       10.77       10.656674
Global Discovery ...          16.78       15.56       18.63       18.318204
Large Company Growth          11.05       11.15       13.29       14.179719
Small Company Growth          13.49       12.52       17.54       18.016236


Returns

Base ...............   End of Last One Year AgoThree Years AgpFive Years Ago


Money Market .......          10.46       10.46       9.61       8.812784
Bond ...............           9.83        9.83       9.44       8.538728
Balanced ...........          12.16       12.16       8.68       6.337352
Capital Growth .....          14.38       14.38       8.75       5.442707
International ......          15.92       15.92       8.82       7.14644
Growth and Income ..          10.58       10.58       9.46       6.022803
Global Discovery ...          17.88       17.88       9.39        #N/A
Large Company Growth          13.53       13.53        #N/A       #N/A
Small Company Growth          17.58       17.58        #N/A       #N/A

Enhanced DB
Money Market .......          10.45       10.45       9.62       8.838647
Bond ...............           9.81        9.81       9.45       8.563874
Balanced ...........          12.15       12.15       8.69       6.356006
Capital Growth .....          14.36       14.36       8.76       5.458722
International ......          15.90       15.90       8.82       7.167506
Growth and Income ..          10.57       10.57       9.47       6.040557
Global Discovery ...          17.86       17.86       9.399376
Large Company Growth          13.52       13.527852
Small Company Growth          17.57       17.573145


Returns

                         Inception                        Inception
                         Portfolio           Subaccount
Base ...............   Ten Years Ago  Inception Date Inception Date


Money Market .......          7.42        5.30       10.707/16/85
Bond ...............          5.55        3.71       10.087/16/85
Balanced ...........          3.62        2.18       12.247/16/85
Capital Growth .....          2.70        1.52       14.697/16/85
International ......          4.51        3.48       14.115/1/87
Growth and Income ..   #N/A               4.40       10.895/2/94
Global Discovery ...   #N/A               8.01       18.105/1/96
Large Company Growth   #N/A              10          14.065/3/99
Small Company Growth   #N/A              10          16.805/3/99

Enhanced DB
Money Market .......          7.48        5.37       10.692588
Bond ...............          5.60        3.76       10.067414
Balanced ...........          3.65        2.21       12.224443
Capital Growth .....          2.72        1.54       14.673781
International ......          4.54        3.52       14.097354
Growth and Income ..
Global Discovery ...                                      #N/A
Large Company Growth                          #N/A        #N/A
Small Company Growth                          #N/A        #N/A


Returns


Base ...............   Years       Date       Years

                                             ---------
Money Market .......          15.456/15/00            0.539357
Bond ...............          15.456/15/00            0.539357
Balanced ...........          15.456/15/00            0.539357
Capital Growth .....          15.456/15/00            0.539357
International ......          13.666/15/00            0.539357
Growth and Income ..           6.666/15/00            0.539357
Global Discovery ...           4.666/15/00            0.539357
Large Company Growth           1.656/15/00            0.539357
Small Company Growth           1.656/15/00            0.539357

Enhanced DB
Growth and Income ..   #N/A        4.429392          10.878744
Global Discovery ...   #N/A        8.034405          18.080282
Large Company Growth   #N/A              10          14.050238
Small Company Growth   #N/A              10          16.783827


Returns



Base ...............   One Month Three Month   Six Month

Money Market .......      0.49%       1.44%       2.85%
Bond ...............      2.05%       3.80%       6.72%
Balanced ...........      1.31%    -3.98%        -3.03%
Capital Growth .....     -0.14%     -11.42%       -13.15%
International ......      3.05%    -2.90%        -12.44%
Growth and Income ..      0.53%    -4.67%        -3.60%
Global Discovery ...      7.84%    -9.91%        -8.31%
Large Company Growth     -0.95%     -16.88%       -22.02%
Small Company Growth      7.80%    -23.07%       -25.05%

Enhanced DB
Money Market .......      0.48%       1.41%       2.80%
Bond ...............      2.04%       3.77%       6.67%
Balanced ...........      1.30%      -4.00%        -3.08%
Capital Growth .....     -0.15%     -11.45%       -13.19%
International ......      3.04%    -2.92%        -12.49%
Growth and Income ..      0.52%    -4.70%        -3.65%
Global Discovery ...      7.83%    -9.93%        -8.35%
Large Company Growth     -0.96%     -16.90%       -22.06%
Small Company Growth      7.79%    -23.09%       -25.09%



Base ...............   YTD       One Year   Three Year Five Year Ten Year


Money Market .......      5.49%      5.49%      4.72%    4.61%    4.04%
Bond ...............      9.79%      9.79%      4.55%    4.80%    6.86%
Balanced ...........   -2.71%    -2.71%        10.87%   13.31%   12.56%
Capital Growth .....   -10.53%   -10.53%       13.71%   18.78%   16.89%
International ......   -22.25%   -22.25%       11.96%   11.62%   10.62%
Growth and Income ..   -2.78%    -2.78%         2.82%   11.31%#N/A
Global Discovery ...   -5.95%    -5.95%        21.45%#N/A     #N/A
Large Company Growth   -18.22%   -18.22%    #N/A     #N/A     #N/A
Small Company Growth   -23.13%   -23.13%    #N/A     #N/A     #N/A

Enhanced DB
Money Market .......      5.39%      5.39%      4.62%    4.50%    3.94%
Bond ...............      9.68%      9.68%      4.44%    4.69%    6.76%
Balanced ...........   -2.80%    -2.80%        10.76%   13.19%   12.45%
Capital Growth .....   -10.62%   -10.62%       13.59%   18.66%   16.77%
International ......   -22.33%   -22.33%       11.85%   11.51%   10.51%
Growth and Income ..   -2.88%    -2.88%         2.72%   11.19%#N/A
Global Discovery ...   -6.04%    -6.04%        21.33%#N/A     #N/A
Large Company Growth   -18.31%   -18.31%    #N/A     #N/A     #N/A
Small Company Growth   -23.20%   -23.20%    #N/A     #N/A     #N/A



                     Since Inception             Since Inception
Base ...............   of Portfolio              of Subaccount

                               -------------
Money Market .......       4.86%         5.78%
Bond ...............       7.15%        13.43%
Balanced ...........      11.56%-6.10%
Capital Growth .....      14.78%-21.84%
International ......       9.71%-21.61%
Growth and Income ..      13.57%-10.07%
Global Discovery ...      17.24%-12.76%
Large Company Growth       6.32%-35.86%
Small Company Growth      19.92%-33.19%

Enhanced DB
Money Market .......       4.76%         5.68%
Bond ...............       7.04%        13.31%
Balanced ...........      11.45%        -6.19%
Capital Growth .....      14.66%        -21.92%
International ......       9.60%        -21.69%
Growth and Income ..      13.45%        -10.16%
Global Discovery ...      17.12%         -12.85%
Large Company Growth       6.21%        -35.93%
Small Company Growth      19.80%        -33.25%